UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-10786

Date of Report (date of earliest event reported):  August 31, 2011

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		13-3032158
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

17988 Edison Avenue
Chesterfield, Missouri		63005
(Address of principal executive offices)		(Zip Code)

(636) 530-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry Into Material Definitive Agreement.

On August 31, 2011, Insituform Technologies, Inc. (the “Company”) entered into a Credit Agreement with a syndicate of banks, with Bank of America, N.A. serving as the administrative agent and JPMorgan Chase Bank, N.A. serving as the syndication agent (the “New Facility”).  Merrill Lynch Pierce Fenner & Smith Incorporated and JPMorgan Securities LLC acted as joint lead arrangers and joint book managers in the syndication of the New Facility. In addition to Bank of America and JPMorgan Chase Bank, the participating banks in the syndicate are Fifth Third Bank, Regions Bank, US Bank, PNC Bank, BBVA Compass, KeyBank, Bank of the West, Associated Bank, HSBC Bank USA, Branch Banking and Trust Company, Comerica Bank, National Bank of Kuwait and Stifel Bank and Trust.

The New Facility is unsecured and consists of a $250.0 million term loan and a $250.0 million revolving line of credit, each with a maturity date of August 31, 2016.  Under the New Facility, the Company has the ability to increase the amount of the borrowing commitment under the New Facility by up to $125.0 million in the aggregate.

At the Company’s election, borrowings under the New Facility will bear interest at either (i) a base rate (as defined in the credit documents) plus an applicable margin ranging from .50% to 1.50%, or (ii)  the British Bankers Association LIBOR Rate plus an applicable margin ranging from 1.50% to 2.50%.  The applicable margins are determined quarterly based upon the Company’s consolidated leverage ratio.

The New Facility is subject to certain financial covenants, including a consolidated leverage ratio, a consolidated fixed charge coverage ratio and a minimum consolidated net worth.  The New Facility also provides for events of default, including in the event of non-payment or certain defaults under other outstanding indebtedness of the Company.

This New Facility replaces the Company’s credit facility that was due to expire on March 31, 2014.  Letters of credit that were outstanding as of August 31, 2011 under the expiring facility were converted to letter of credit borrowings under the New Facility.  As of August 31, 2011, the Company had $17.5 million in letters of credit issued and outstanding, $12.5 million of which were collateral for the benefit of certain of the Company’s insurance carriers and $1.2 million were collateral for work performance, $0.5 million was for security in support of working capital needs of foreign subsidiaries and $3.3 million was in support of international trade transactions.

The entire amount of the term loan was drawn by the Company on August 31, 2011 for the following purposes: (1) to pay the $115.8 million cash purchase price of the Company’s acquisition of the North American business of Fyfe Group, LLC, which closed on August 31, 2011 and is described more fully in Item 2.01 below; (2) to retire $52.5 million in indebtedness outstanding under the Company’s prior credit facility; (3) to redeem the Company’s $65.0 million, 6.54% Senior Notes, due April 2013, and pay the associated $5.6 million make-whole payment due in connection with the redemption of the Senior Notes; and (4) to fund expenses associated with the New Facility and the Fyfe North America transaction.

A copy of the press release issued by the Company on September 1, 2011 announcing the New Facility is incorporated herein by reference and is furnished as Exhibit 99.1 hereto.

In addition, in connection with the closing of the Company’s acquisition of the North American business of Fyfe Group, LLC, on August 31, 2011 the Company amended the Acquisition Agreement by entering into a First Amendment to and Acknowledgment Under Acquisition Agreement (the “Amendment”).  The description of the Amendment is set forth in Item 2.01 below, which is incorporated herein by reference.  A copy of the Amendment is furnished herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets.

Effective August 31, 2011, the Company, through its wholly-owned subsidiaries, Infrastructure Group Holdings, LLC, a Delaware limited liability company, Fibrwrap Construction Services, Inc., a Delaware corporation, Fibrwrap Construction Services USA, Inc., a Delaware corporation and Fibrwrap Construction Services Ltd. f/k/a 0916268 B.C. Ltd., a Canadian corporation, completed its acquisition of the North American business of Fyfe Group, LLC, a Delaware limited liability company and certain of its subsidiaries (collectively, “Fyfe”).

The purchase price paid for the business was as follows: (1) $105.8 million in cash (reduced by Fyfe’s liabilities and certain other payments made by the Company on behalf of Fyfe); and (2) $10 million which is held in escrow as security for 18 months after the closing for any indemnification obligations of the sellers.  The purchase price is also subject to a post-closing working capital adjustment.

In connection with the closing of the acquisition, the Company and Fyfe have entered into the Amendment whereby the parties agreed to amend certain provisions of the Acquisition Agreement, including indemnification obligations of the parties with respect to certain litigation proceedings.

A copy of the press release issued by the Company announcing the completion of the acquisition is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities.

On September 1, 2011 and in connection with the closing of the acquisition set forth in Item 2.01 above, the Company has issued 246,760 restricted shares of its Common Stock, $.01 par value, to two key employees of Fyfe.  The key employees have invested $1 million and $3 million, respectively, of the after tax proceeds they received as part of the acquisition to purchase the stock.  The securities referenced above have not been registered under the Securities Act of 1933 (the “Securities Act”) and are being issued and sold in a private placement pursuant to Regulation D of the Securities Act.

Item 9.01         Financial Statements and Exhibits.

      (d)         Exhibits

10.1	First Amendment to and Acknowledgement under Acquisition Agreement by and among Insituform Technologies, Inc., Infrastructure Group Holdings, LLC, Fibrwrap Construction Services, Inc., Fibrwrap Construction Services USA, Inc. Fibrwrap Construction Services Ltd. f/k/a 0916268 B.C. Ltd., Fyfe Group, LLC, R.D. Installations Inc., Fibrwrap Construction, Inc., Fibrwrap Construction L.P., Fibrwrap Construction Canada Limited, Fyfe Holdings, LLC and the Members of Fyfe Group, LLC, dated August 31, 2011.

99.1	Press Release of Insituform Technologies, Inc. dated September 1, 2011.

99.2	Press Release of Insituform Technologies, Inc. dated September 1, 2011.

*            *          *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

Dated: September 7, 2011	By:	/s/ David F. Morris
David F. Morris, Senior Vice President,
General Counsel and Chief Administrative Officer

INDEX TO EXHIBITS

    These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number            Description

10.1
First Amendment to and Acknowledgement under Acquisition Agreement by and among Insituform Technologies, Inc., Infrastructure Group Holdings, LLC, Fibrwrap Construction Services, Inc., Fibrwrap Construction Services USA, Inc. Fibrwrap Construction Services Ltd. f/k/a 0916268 B.C. Ltd., Fyfe Group, LLC, R.D. Installations Inc., Fibrwrap Construction, Inc., Fibrwrap Construction L.P., Fibrwrap Construction Canada Limited, Fyfe Holdings, LLC and the Members of Fyfe Group, LLC, dated August 31, 2011.

99.1	Press Release of Insituform Technologies, Inc. dated September 1, 2011.

99.2	Press Release of Insituform Technologies, Inc. dated September 1, 2011.